Exhibit h.1

Execution Version

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

UNDERWRITING AGREEMENT (THE “AGREEMENT”)

(MFP Shares)

December 1, 2021

December 1, 2021

BofA Securities, Inc.

One	Bryant Park
1111	Avenue of the Americas, 3rd Floor
New	York, NY 10036

Ladies and Gentlemen:

Nuveen AMT-Free Municipal Credit Income Fund (the “Fund”), Nuveen Fund Advisors, LLC (the “Investment Adviser”) and Nuveen Asset Management, LLC (the “Sub-Adviser,” and together with the Investment Adviser, the “Advisers”), confirm their respective agreements with BofA Securities, Inc. (the “Underwriter,”), with respect to the issue and sale by the Fund and the purchase by the Underwriter of 250,000 Series C MuniFund Preferred Shares, par value $0.01 per share and liquidation preference of $1,000 per share (the “MFP Shares”), in the Variable Rate Remarketed Mode (the MFP Shares, while in the Variable Rate Remarketed Mode, the “Securities”).

The Securities will be authorized by, and subject to the terms and conditions of, the Statement Establishing and Fixing the Rights and Preferences of Series C MuniFund Preferred Shares and the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series C MuniFund Preferred Shares constituting Appendix A thereto (collectively, the “Statement”), and the Declaration of Trust of the Fund dated July 12, 1999, as amended (the “Declaration of Trust”) in the forms filed as exhibits to the Registration Statement (as defined in this Agreement).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder (the “1940 Act Regulations”) and an automatic shelf registration statement, including a base prospectus, on Form N-2, as amended (File Nos. 333-261173 and 811-09475), for the registration of the Securities and other securities under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to General Instruction F. of Form N-2 and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, as amended by any post-effective amendments to such registration statement to such time, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to General Instruction F. to Form N-2 and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The preliminary prospectus supplement specifically relating to the Securities immediately prior to the Time of Sale filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”), together with the base prospectus included in the Registration Statement at the time it became effective (the “Base Prospectus”), including the statement of additional information and any other documents incorporated or deemed to be incorporated by reference therein pursuant to General Instruction F. to Form N-2, are collectively referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Fund will prepare and file a final prospectus supplement specifically relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus supplement, together with the Base Prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the statement of additional information and any other documents incorporated or deemed to be incorporated by reference therein pursuant to General Instruction F. to Form N-2, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus (as defined below) or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Fund understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed on the terms and in the manner set forth herein and in the Time of Sale Prospectus (as defined below) and agrees that the Underwriter may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers on the terms set forth in the Time of Sale Prospectus. The Fund hereby confirms that it has authorized the use of the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus in connection with the offer and sale of the Securities by the Underwriter.

As used in this Agreement:

“Time of Sale” means 2:15 p.m. (Eastern Time) on December 1, 2021 or such other time as agreed by the Fund and the Underwriter.

“Time of Sale Prospectus” means the Preliminary Prospectus (including any documents incorporated therein by reference) together with the Pricing Term Sheet (as defined below).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the 1933 Regulations.

“TTW Presentation” means the “Testing The Waters’” Communication Regarding the Fund’s Series C MuniFund Preferred Shares in the Variable Rate Remarketing Mode, dated November 3, 2021, and authorized by the Fund for use by the Underwriter in accordance with the agreed upon procedures included therein.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations (“Rule 405”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION	1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Advisers. The Fund and the Advisers jointly and severally represent and warrant to the Underwriter as of the date hereof, as of the Time of Sale, as of the Closing Time referred to in Section 2(b) hereof and agree with the Underwriter, as follows:

(i)    Compliance with Registration Requirements. The Fund meets the requirements of General Instruction 1.A of Form S-3, has been registered as an investment company pursuant to Section 8(e) of the 1940 Act for at least twelve calendar months and has timely filed all reports required to be filed under Section 30 of the 1940 Act for the past twelve calendar months. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Fund on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Fund’s knowledge, contemplated, and no order of suspension or revocation of the registration of the Fund pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, and the notification on Form N-8A and any amendments at the Time of Sale and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations. The Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Time of Sale and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and the 1940 Act and the 1940 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Time of Sale and at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The TTW Presentation, at the time it was provided to the Underwriter for use and at the date hereof, did not and does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Sale, the Time of Sale Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Rule 482 Statement prepared, used or referred to by the Fund or by the Underwriter with the consent of the Fund, when considered together with the Time of Sale Prospectus, at the time of its use did not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any Rule 482 Statement made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Fund by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the statements set forth in the second sentence and third sentence of the fourth paragraph, the first sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting,” in each case contained in (i) the prospectus and the preliminary prospectus that are contained in the Registration

Statement, (ii) the Time of Sale Prospectus, (iv) the Prospectus or (iv) any Rule 482 Statement (collectively, the “Underwriter Information”).

(iii)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Fund or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Time of Sale, the Fund was and is a “well-known seasoned issuer” (as defined in Rule 405).

(iv)    Fund Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Fund or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Fund be considered an ineligible issuer.

(v)     Testing-the-Waters Materials. The Fund (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications.

(vi)    Independent Registered Public Accounting Firm. The independent registered public accounting firm which certified the financial highlights, the statement of assets and liabilities and related statement of operations and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is an independent registered public accounting firm with respect to the Fund as required by the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations.

(vii)    Financial Statements. The financial highlights, the statement of assets and liabilities and related statement of operations included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly, or will present fairly in the case of the Prospectus, the financial position of the Fund at the dates and for the periods indicated; said financial highlights and statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately derived, or will be accurately derived in the case of the Prospectus, from such financial statements and the books and records of the Fund.

(viii)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) except for regular dividends on the Fund’s outstanding common and preferred shares of beneficial interest, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of beneficial interest.

(ix)      Good Standing of the Fund. The Fund has been organized and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect on the Fund.

(x)       No Subsidiaries. The Fund has no subsidiaries.

(xi)      Investment Company Status.    The Fund is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the applicable provisions of the 1940 Act and the 1940 Act Regulations.

(xii)    Officers and Trustees. No individual or entity is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act, the 1940 Act Regulations, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission thereunder (the “Advisers Act Regulations”). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of the Underwriter.

(xiii)    Capitalization.    The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund; and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of beneficial interest of or ownership interests in the Fund are outstanding.

(xiv)    Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Fund have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Securities conform to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such statements conform to the rights set forth in the instruments defining the same, to the extent such rights are set forth; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund. The Statement creating the Securities will have been duly filed with the Secretary of the Commonwealth of Massachusetts and with all other offices where such filing is required, at or before the Closing Time.

(xv)      Absence of Defaults and Conflicts. The Fund is not (A) in violation or default of any provision of its Declaration of Trust, by-laws or the Statement, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (together with the Declaration of Trust, by-laws and the Statement, the “Agreements and Instruments”), except, with respect to clause (B) only, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of April 11, 2016 between the Fund and the Investment Adviser, as amended (the “Investment Management Agreement”), the Amended and Restated Master Custodian Agreement dated as of July 15, 2015, between the Fund and State Street Bank and Trust Company, as amended (the “Custodian Agreement”), the Tender and Paying Agent Agreement dated as of December 3, 2021 between the Fund and The Bank of New York Mellon (the “Calculation and Paying Agent”), with respect to the Securities (the “Tender and Paying Agent Agreement”), and the Remarketing Agreement dated as of December 3, 2021 between the Fund and the Investment Adviser and BofA Securities, Inc., with respect to the Securities (the “Remarketing Agreement”) (collectively, the Investment Management Agreement, the Custodian Agreement, the Tender and Paying Agent Agreement and the Remarketing Agreement are herein referred to as the “Fund Agreements”), and any other material agreements, and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration of Trust, the by-laws of the Fund or the Statement, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency or court, domestic or foreign, or other authority having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xvi)      Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required by the 1940 Act to be disclosed in the Registration Statement by reference to Item 12 of Form N-2 that has not been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or which might reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect or a material adverse effect on the Fund’s consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(xvii)      Accuracy of Exhibits and Disclosure. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; the information in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of VRRM-MFP Shares,” “Description of Securities,” “Certain Provisions in the Declaration of Trust and By-Laws” and “Tax Matters” and in the Registration Statement under Item 30 (Indemnification) to the extent that it constitutes summaries of matters of law, legal matters, the Fund’s Declaration of Trust and by-laws, the Statement or legal proceedings, or legal conclusions, is correct in all material respects.

(xviii)    Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or in the Fund Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act, the Advisers Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx)     Possession of Licenses and Permits. The Fund possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)    Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xxii)    Material Lending or Other Relationship. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund (A) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(xxiii)  Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,”

respectively), and is currently, and at all times since inception of investment operations has been, in compliance with the requirements to qualify as a regulated investment company under Subchapter M of the Code.

(xxiv)    Tax Returns. The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xxv)      Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxvi)    Rule 38a-1. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the 1940 Act Regulations) by the Fund, including policies and procedures that provide oversight of compliance by the Advisers, administrator and transfer agent of the Fund.

(xxvii)    Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the TTW Presentation provided to the Underwriter, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any document prepared in accordance with the provisions of Rule 482 of the 1933 Act Regulations, a copy of which, if any, shall be attached as part of Schedule B hereto (the “Rule 482 Statement”).

(xxviii)Accounting Controls. The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, with the investment objective, policies and restrictions of the Fund and with the applicable requirements of the 1940 Act, the 1940 Act Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxix)  Controls and Procedures. The Fund maintains and will maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 30a-3 of the 1940 Act Regulations), and such disclosure controls and procedures are and have been effective as required by the 1940 Act Regulations. Since the end of the Fund’s most recent fiscal year, there has been (A) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (B) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(xxx)      No Manipulation. Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(xxxi)      Anti-Corruption Laws and Sanctions. The Advisers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Advisers, the Fund and their respective directors or trustees, officers and employees with all laws, rules and regulations of any jurisdiction applicable to the Advisers or the Fund from time to time concerning or relating to money laundering, bribery or corruption (“Anti-Corruption Laws”), and applicable sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (“Sanctions”), and the Advisers and the Fund and, to the knowledge of the Advisers or the Fund, their respective directors or trustees, officers and employees, are in compliance with Anti-Corruption Laws in all material respects. None of the Advisers or the Fund or, to the knowledge of the Advisers or the Fund, any of their respective directors or trustees, officers or employees is currently the subject of any Sanctions. No proceeds from the issuance of the Securities shall be used in violation of any Anti-Corruption Laws or any Sanctions.

(xxxii)      Absence of Undisclosed Payments. Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(xxxiii)      Authorization of Agreements. This Agreement and the Fund Agreements have each been duly authorized by all requisite action on the part of the Fund. This Agreement and the Fund Agreements have each been executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations, and the Investment Management Agreement has been approved in accordance with Section 15 of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy. The Fund Agreements are in full force and effect.

(xxxiv)      Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxxv)      NYSE Listing. The Fund’s common shares have been duly authorized for listing on the New York Stock Exchange, Inc. (the “NYSE”) and the Fund’s registration statement on Form 8-A with respect to the common shares under the 1934 Act is effective.

(xxxvi)     Ratings. The Securities have been, or prior to the Closing Time will be, assigned the rating by Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch,” and together with Moody’s, the “Rating Agencies”) as advised by the Fund to the Underwriter prior to the execution of this Agreement.

(xxxvii)    Leverage. Except as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund has no liability for borrowed money or under any reverse repurchase agreement.

(xxxviii)    Regulation T, Regulation U or Regulation X. Neither the Fund nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxxix)      Tax Treatment of the Securities.    For federal income tax purposes, the Securities will constitute equity of the Fund and distributions made with respect to the Securities will qualify as exempt-interest dividends to the extent reported by the Fund and permitted by Section 852(b)(5)(A) of the Code.

(xl)           Portfolio Securities. The Fund has good and marketable title to all portfolio securities owned by it which are material to the business of the Fund, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such portfolio securities.

(xli)           Asset Coverage and Leverage Ratio Requirements. As of the date hereof the Fund complies, and as of the Closing Time, assuming the receipt of the net proceeds from the sale of the Securities and the application of such net proceeds as set forth in the Time of Sale Prospectus under “Use of Proceeds,” the Fund will comply, with the asset coverage requirements of the 1940 Act and the asset coverage and effective leverage ratio requirements of the Securities (as calculated in accordance with the Statement and as described in the Time of Sale Prospectus).

(b) Representations and Warranties by the Investment Adviser. The Investment Adviser represents and warrants to the Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Time of Sale and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i)      Good Standing of the Investment Adviser. The Investment Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement.

(ii)    Investment Adviser Status. The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Investment Management Agreement as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(iii)    Description of the Investment Adviser. The description of the Investment Adviser and the statements attributable to the Investment Adviser in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied and comply with the provisions of the 1933 Act, the 1940 Act and the Advisers Act, and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)    Capitalization. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and this Agreement and under the Investment Management Agreement.

(v)      Authorization of Agreements; Absence of Defaults and Conflicts. The Investment Adviser has full power and authority to enter into and perform its obligations under this Agreement, the Investment Management Agreement and the Investment Sub-Advisory Agreement dated as of April 11, 2016 between the Investment Adviser and the Sub-Adviser, as amended (the “Sub-Advisory Agreement”). This Agreement, the Investment Management Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Investment Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder nor the consummation of the transactions herein or therein contemplated will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the organizational documents of the Investment Adviser, or any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority, regulatory body or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act, the 1940 Act Regulations or state securities laws. The Investment Management Agreement and the Sub-Advisory Agreement are in full force and effect.

(vi)      No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has not occurred any event which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement and (B) there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)      Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or threatened against or affecting the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement, or which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as so disclosed. There are no agreements, contracts, indentures, leases, permits or other instruments relating to the Investment Adviser that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act, the 1933 Act Regulations, the 1940 Act or the 1940 Act Regulations.

(viii)      Possession of Licenses and Permits. The Investment Adviser possesses all Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Investment Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Investment Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, the Sub-Advisory Agreement or this Agreement.

(ix)      Absence of Violation or Default. The Investment Adviser is not (A) in violation of its organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to (B) only, where such default would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Investment Management Agreement or the Sub-Advisory Agreement.

(x)      No Manipulation. Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Investment Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Investment Adviser is not aware of any such action taken or to be taken by any affiliates of the Investment Adviser.

(xi)      Promotional Material. In the event that the Fund or the Investment Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an internet web site or similar electronic means, the Investment Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xii)      Internal Controls. The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Management Agreement and the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c) Representations and Warranties by the Sub-Adviser. The Sub-Adviser represents and warrants to the Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Time of Sale, as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter as follows:

(i)         Good Standing of the Sub-Adviser. The Sub-Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement.

(ii)         Investment Adviser Status. The Sub-Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Sub-Advisory Agreement as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(iii)        Description of the Sub-Adviser. The description of the Sub-Adviser and the statements attributable to the Sub-Adviser in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied and comply with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Advisers Act are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iv)        Capitalization. The Sub-Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and under the Sub-Advisory Agreement.

(v)         Authorization of Agreements; Absence of Defaults and Conflicts. The Sub-Adviser has full power and authority to enter into and perform its obligations under this Agreement and the Sub-Advisory Agreement. This Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Sub-Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of the Sub-Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Sub-Advisory Agreement nor the performance by the Sub-Adviser of its obligations hereunder or thereunder nor the consummation of the transactions herein or therein contemplated will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Sub-Adviser is a party or by which it is bound, the organizational documents of the Sub-Adviser, or any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Sub-Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority, regulatory body or agency is required for the consummation by the Sub-Adviser of the transactions contemplated by this Agreement or the Sub-Advisory Agreement except as have been obtained or may be required under the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act, the Advisers Act Regulations or state securities laws. The Sub-Advisory Agreement is in full force and effect.

(vi)         No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has not occurred any event which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement and (B) there have been no transactions entered into by the Sub-Adviser which are material to the Sub-Adviser other than those in the ordinary course of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or threatened against or affecting the Sub-Adviser or any parent or subsidiary of the Sub-Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement, or which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as so disclosed. There are no agreements, contracts, indentures, leases, permits or other instruments relating to the Sub-Adviser that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act or the 1940 Act.

(viii)       Possession of Licenses and Permits. The Sub-Adviser possesses all Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Sub-Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Sub-Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Sub-Adviser, to materially and adversely affect the properties or assets of the Sub-Adviser or to materially impair or adversely affect the ability of the Sub-Adviser to function as an investment adviser or perform its obligations under the Sub-Advisory Agreement or this Agreement.

(ix)        Absence of Violation or Default. The Sub-Adviser is not (A) in violation of its organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to (B) only, where such violation or default would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sub-Adviser to perform its obligations under the Sub-Advisory Agreement.

(x)         No Manipulation. Except as stated in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Sub-Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in any violation of federal securities laws or any stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Sub-Adviser is not aware of any such action taken or to be taken by any affiliates of the Sub-Adviser.

(xi)        Promotional Material. In the event that the Fund or the Sub-Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an internet web site or similar electronic means, the Sub-Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xii)       Internal Controls. The Sub-Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(d) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Advisers delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Fund or the Advisers, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2. Sale	and Delivery to the Underwriter; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Fund, 250,000 Securities, at the price per share set forth in Schedule A, and the Underwriter agrees to sell the Securities to the public in the minimum amounts set forth in Schedule A.

(b) Payment and Delivery. Payment of the purchase price for, and delivery of certificates, if any, for, the Securities shall be made at the offices of Sidley Austin LLP, special counsel for the

Fund, at 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 10:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Underwriter for its account of certificates, if any, for the Securities to be purchased by the Underwriter.

(c) Delivery; Global Certificate. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct. The Securities will be represented by a global certificate to be held by The Depository Trust Company.

SECTION 3.	Covenants.

The Fund and the Advisers, jointly and severally, covenant with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Fund, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Fund shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of the Pricing Term Sheet or a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Pricing Term Sheet or Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, or would conflict with the information otherwise contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Fund will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Pricing Term Sheet or Rule 482 Statement to eliminate or correct such statement, omission or conflict.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to the Underwriter, without charge, as many copies of the Preliminary Prospectus as the Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Fund will, if necessary, in cooperation with the Underwriter, qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(f) Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Ratings. The Fund will use its reasonable best efforts to cause the Securities, prior to the Closing Time to be assigned the ratings by the Rating Agencies advised by the Fund to the Underwriter in accordance with Section 1(a)(xxxvi) of this Agreement.

(i) Reporting Requirements. The Fund, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the 1940 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(j) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(k) Sarbanes-Oxley Act. The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l) No Manipulation of Market for Securities. The Fund will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities in violation of federal or state securities laws, and (ii) except for share repurchases permitted in accordance with applicable laws and purchases of common shares in the open market pursuant to the Fund’s dividend reinvestment plan, until the Closing Time (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(m) Pricing Term Sheet. The Fund will prepare a pricing term sheet substantially in the form set forth in Annex A to Schedule B hereto (the “Pricing Term Sheet”) reflecting the final terms of the Securities, and shall timely file such Pricing Term Sheet pursuant to Rule 433 of the 1933 Act Regulations (“Rule 433”) as a “free writing prospectus” (as defined in Rule 405) that is an “issuer free writing prospectus” (as defined in Rule 433); provided that the Fund shall furnish the Underwriter with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Fund represents that it has treated or agrees that it will treat the Pricing Term Sheet as an “issuer free writing prospectus,” and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission.

(n) Asset Coverage and Effective Leverage Ratio Reporting. For so long as any of the Securities remain outstanding in the Variable Rate Remarketed Mode (as defined in the Statement), the Fund will disseminate its asset coverage and effective leverage ratios (as calculated in accordance with the Statement and as described in the Registration Statement) monthly, through its publicly available website at www.nuveen.com, or through such other publicly available website as may be agreed to from time to time between the Fund and the Remarketing Agent (the “Website”). The asset coverage and effective leverage ratios shall be reported as calculated as of the close of business on the last business day of the preceding month and posted to the Website within ten business days from the first business day of each subsequent month.

(o) Best Efforts. The Fund and the Advisers will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

SECTION 4.	Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the registration of the Securities under the 1933 Act (iii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iv) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (v) the fees and disbursements of the Fund’s counsel and the independent registered public accounting firm, (vi) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and any supplement thereto, (vii) if applicable, the printing and delivery to the Underwriter of copies of the Preliminary Prospectus, the Pricing Term Sheet, the Rule 482 Statement, if any, the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the Registration Statement, the Time of Sale Prospectus or the Prospectus by the Underwriter to investors, (viii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey, if any, and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the filing fees, if any, incident to, and the reasonable fees and disbursements of counsel to the Underwriter, if any, in connection with, the review by the FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the rating of the Securities with Moody’s and Fitch.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 10 hereof, the Fund and the Advisers, jointly and severally, agree that they shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5.	Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof and in certificates of any officer of the Fund or the Advisers delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective prior to the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriter and counsel to the Fund, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriter.

(b) Opinions of Counsel for Fund and the Advisers. At Closing Time, the Underwriter shall have received the favorable opinions, dated as of Closing Time, of (i) Sidley Austin LLP, special counsel for the Fund and the Advisers, in form and substance satisfactory to the Underwriter, (ii) Sidley Austin LLP, special tax counsel to the Fund, in form and substance satisfactory to the Underwriter, (iii) Christopher M. Rohrbacher, Managing Director, General Counsel and Assistant Secretary of the Investment Adviser and Managing Director, Associate General Counsel and Assistant Secretary of the Sub-Adviser, or Kevin J. McCarthy, Senior Managing Director and Secretary of the Investment Adviser and Senior Managing Director, Secretary and Associate General Counsel of the Sub-Adviser, counsel for the Advisers, in form and substance satisfactory to the Underwriter, and (iv) Morgan Lewis & Bockius LLP, Massachusetts counsel for the Fund, in form and substance satisfactory to the Underwriter. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund or the Advisers, as applicable, and certificates of public officials.

(c) Opinion of Counsel for Underwriter. The Underwriter shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Time and addressed to the Underwriter, with respect to such matters as the Underwriter may reasonably require, and the Fund and the Advisers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Fund and of the treasurer, assistant treasurer, chief financial or chief accounting officer of the Fund, of the President or a Vice President or Managing Director of the Investment Adviser and of the treasurer, assistant treasurer, controller, assistant controller, chief financial or chief accounting officer of the Investment Adviser and of the President or a Vice President or Managing Director of the Sub-Adviser and of the treasurer, assistant treasurer, controller, assistant controller, chief financial or chief accounting officer of the Sub-Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a), (b) and (c) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund, the Investment Adviser and the Sub-Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificates by an officer or Managing Director of the Investment Adviser and the Sub-Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Investment Adviser and the Sub-Adviser, respectively, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter dated the date of this Agreement, in form and substance satisfactory to the Underwriter, containing statements and information of the type customarily included in independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the statements shall be made with respect to the Registration Statement and the Prospectus and except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Ratings. Subsequent to the execution and delivery of this Agreement, there shall not have been received by the Fund or the Advisers any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the Securities by any of the Rating Agencies.

(h) Asset Coverage and Leverage Ratio Requirements. At the Closing Time, the Fund will furnish to the Underwriter a report showing compliance with the asset coverage requirements of the 1940 Act and the asset coverage and effective leverage ratio requirements of the Securities (as calculated in accordance with the Statement and as described in the Registration Statement) as of the Closing Time in form and substance satisfactory to the Underwriter. Such report shall be prepared on a pro forma basis assuming the receipt of the net proceeds from the sale of the Securities and the application of such net proceeds as set forth in the Time of Sale Prospectus under “Use of Proceeds.”

(i) Tender and Paying Agent Agreement. At or prior to the Closing Time, the Fund will execute and deliver the Tender and Paying Agent Agreement, and the Tender and Paying Agent Agreement will comply with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations. Assuming due authorization, execution and delivery by the other party thereto, the Tender and Paying Agent Agreement will constitute a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(j) Remarketing Agreement. At or prior to the Closing Time, the Fund and the Investment Adviser will execute and deliver the Remarketing Agreement, and the Remarketing Agreement will comply with all applicable provisions of the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations. Assuming due authorization, execution and delivery by the other parties thereto, the Remarketing Agreement will constitute a valid and binding agreement of the Fund and the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(k) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 10, 12 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6.	Additional Opinions.

(a) Opinion of Counsel for Remarketing Agent. The Fund and the Underwriter shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Remarketing Agent, such opinions, dated the Closing Time and addressed to the Fund and the Underwriter, with respect to such matters as the Fund may reasonably require, and the Remarketing Agent shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Remarketing Agent and certificates of public officials.

(b) Opinion of Counsel for Calculation and Paying Agent. The Fund and the Underwriter shall have received from Bryan Cave LLP, counsel for the Calculation and Paying Agent, such opinion or opinions, dated the Closing Time and addressed to the Fund and the Underwriter, with respect to such matters as the Fund or the Underwriter may reasonably require, and the Calculation and Paying Agent shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Calculation and Paying Agent and certificates of public officials.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriter. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless the Underwriter, the affiliates, directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus, the TTW Presentation, any Rule 482 Statement prepared by or on behalf of, used by, or referred to by the Fund, any road show as defined in Rule 433(h) of the 1933 Act Regulations (a “road show”) or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any (x) litigation, (y) investigation or proceeding by any governmental agency or body, commenced or threatened, or (z) claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Fund; and

(iii)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Fund, the Advisers, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Fund and the Advisers, their respective directors, trustees and shareholders, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only to the extent arising out of any untrue statement or omission, or alleged untrue statements or omissions, made in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or any Rule 482 Statement (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Fund and the Advisers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.	Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Advisers on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total discount received by the Underwriter (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Advisers on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Advisers and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, affiliates, directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee and shareholder of the Fund, each director of the Investment Adviser and each member of the Sub-Adviser respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund or the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisers, respectively.

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund, the Investment Adviser or the Sub-Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Fund or the Advisers, and shall survive delivery of the Securities to the Underwriter.

SECTION 10.       Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Fund, at any time at or prior to the Closing Time, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund or the Advisers, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading of any securities of the Fund has been suspended or materially limited by the Commission or any exchange or in any over-the-counter market, or if trading generally on the NYSE, the NYSE MKT or on the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States, or (iv) any moratorium on commercial banking activities shall have been declared by United States federal or New York State authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 10, 12 and 13 shall survive such termination and remain in full force and effect.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to BofA Securities, Inc., One Bryant Park, 1111 Avenue of the Americas, 3rd Floor New York, NY 10036, Attention: Thomas Murray, Michael Wakim, Patrick Thomas, Email: dg.temm@bofa.com and dg.muni_temms@bofa.com; and notices to the Fund or the Advisers shall be directed to 333 West Wacker Drive, Chicago, Illinois 60606, Attention: David J. Lamb, Chief Administrative Officer, and Nathaniel T. Jones, Vice President and Treasurer.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriter, the Fund, the Investment Adviser, the Sub-Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the Underwriter, the Fund, the Investment Adviser, the Sub-Adviser and their respective successors and the controlling persons and officers, shareholders and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Fund, the Investment Adviser, the Sub-Adviser and their respective successors, and said controlling persons and officers, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No	Advisory or Fiduciary Relationship.

The Fund, the Investment Adviser and the Sub-Adviser each acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price and dividend rate of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Advisers or their shareholders, creditors, employees or any other party, (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Fund or the Advisers with respect to the offering contemplated hereby or the process leading thereto, (irrespective of whether the Underwriter has advised or is currently advising the Fund or the Advisers on other matters) and the Underwriter has no obligation to the Fund or the Advisers with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and the Advisers, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Advisers have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 15.	Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.	Disclaimer of Liability of Trustees and Beneficiaries.

A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of the Fund under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

SECTION 17.	Partial Unenforceability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

SECTION 18.	Counterparts and Electronic Signatures.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Unless otherwise provided in this Agreement, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, or any of the transaction contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 19. Entire	Agreement.

This Agreement, together with any contemporaneous written agreements that relate to the offering of the Securities, represents the entire agreement between the Fund, the Investment Adviser, the Sub-Adviser and the Underwriter with respect to the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the conduct of the offering, and the purchase and sale of the Securities. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Fund, the Investment Adviser, the Sub-Adviser and the Underwriter, or any of them, with respect to the subject matter hereof.

SECTION 20. Waiver	of Jury Trial.

Each of the parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Recognition	of the U.S. Special Resolution Regimes.

(i)        In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)        In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signatures on Following Pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Fund, the Investment Adviser and the Sub-Adviser in accordance with its terms.

Very truly yours,

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

By:	/s/ Mark L. Winget
Name:	Mark L. Winget
Title:	Vice President and Secretary

NUVEEN FUND ADVISORS, LLC

By:	/s/ Christopher M. Rohrbacher
Name:	Christopher M. Rohrbacher
Title:	Managing Director, General Counsel and Assistant Secretary

NUVEEN ASSET MANAGEMENT, LLC

By:	/s/ Christopher M. Rohrbacher
Name:	Christopher M. Rohrbacher
Title:	Managing Director, Associate General Counsel and Assistant Secretary

THE FOREGOING AGREEMENT IS HEREBY

CONFIRMED AND ACCEPTED,

as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Thomas Murray
	Name:	Thomas Murray
	Title:	Authorized Signatory

(Signature Page to Underwriting Agreement – NVG Series C)

SCHEDULE A

1. The initial public offering price per share for the Securities, determined as provided in Section 2 of the Agreement shall be $1,000.

2. Sales of the Securities shall be made in minimum amounts of twenty-five (25) shares. Sales of the Securities in excess of the minimum amount shall be made only in multiples of five (5) shares.

3. The purchase price per share for the Securities to be paid by the Underwriter shall be $999.00, being an amount equal to the initial public offering price set forth above less $1.00 per share.

Sch A-1

SCHEDULE B

(a) Rule 482 Statement

None

(b) Issuer Free Writing Prospectus constituting part of the Time of Sale Prospectus

(i)          Pricing Term Sheet, attached hereto as Annex A to this Schedule B.

Sch B-1

Annex A to Schedule B

Filed pursuant to Rule 433

December 1, 2021

Relating to

Preliminary Prospectus Supplement dated November 18, 2021

to

Prospectus dated November 18, 2021

Registration Statement No. 333-261173

Nuveen AMT-Free Municipal Credit Income Fund

Pricing Term Sheet

Series C MuniFund Preferred Shares (Liquidation Preference of $1,000 Per Share)

Issuer:	Nuveen AMT-Free Municipal Credit Income Fund (the “Fund”)

Security Description:	250,000 Series C MuniFund Preferred Shares (the “VRRM-MFP Shares”).

Size:	$250,000,000

No Listing:	The Fund does not intend to list the VRRM-MPF Shares on any securities exchange.

Dividend Rate:

The dividend rate for December 3, 2021 will be equal to the sum of 0.20% per annum plus the Securities Industry Financial Markets Association (“SIFMA”) Municipal Swap Index published at approximately 4:00 p.m., New York City time, on December 1, 2021, or 0.25% per annum if the SIFMA Municipal Swap Index is not so published.

Pricing Date:	December 1, 2021

Settlement Date:	December 3, 2021

Initial Offering Price:	$1,000 per share

Underwriting Discount:	$1.00 per share

CUSIP:	67071L 791

Sole Book-Running Manager:	BofA Securities, Inc.

Sch B-2

Changes from Preliminary Prospectus Supplement

Use of Proceeds:

The Fund estimates that the net proceeds of the offering will be approximately $248,870,000, after payment of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use net proceeds of approximately $174,209,000, which may be supplemented with cash already held by the Fund, to redeem 1,750 outstanding Variable Rate Demand Preferred Shares, with an aggregate liquidation preference of $175,000,000, of the Fund, in the aggregate, from three series and maintain the Fund’s leveraged capital structure. Pending the redemption of the applicable Variable Rate Demand Preferred Shares, expected to occur on or about December 17, 2021, the Fund will irrevocably deposit with The Bank of New York Mellon, as tender and paying agent for such shares, an amount sufficient to pay the aggregate redemption price of the Variable Rate Demand Preferred Shares to be redeemed. The remaining net proceeds not applied to such redemptions will increase the Fund’s leverage by $75,000,000 and be used by the Fund for investment purposes in accordance with the Fund’s investment objectives and policies. The Fund will invest such remaining net proceeds as soon as practicable after the completion of the offering and currently anticipates that it will be able to invest substantially all of such remaining net proceeds in investments that meet the Fund’s investment objectives and policies within 30 days after completion of the offering.

Capitalization:

The following table sets forth the capitalization of the Fund as of October 31, 2021 and as adjusted to give effect to the offering, including the partial redemption of Variable Rate Demand Preferred Shares and the estimated expenses incurred in connection with the offering of the VRRM-MFP Shares.

	Actual October 31, 2021 (Unaudited)	As Adjusted October 31, 2021 (Unaudited)
VRDP Shares, $100,000 stated value per share, at liquidation value; unlimited Preferred Shares authorized, of which 14,116 and 14,116, as adjusted, are designated as VRDP (14,116 VRDP Shares outstanding and 12,366 VRDP Shares outstanding, as adjusted, respectively)*	$1,411,600,000	$1,236,600,000

MFP Shares, $100,000 and $1,000 stated value per share, respectively, at liquidation value; unlimited Preferred Shares authorized, of which 202,054 and 452,054, as adjusted, are designated as MFP Shares (202,054 MFP Shares outstanding and 452,054 MFP Shares outstanding, as adjusted, respectively)*	$405,400,000	$ 655,400,000

AMTP Shares, $100,000 stated value per share, respectively, at liquidation value; unlimited Preferred Shares authorized, of which 1,120 and 1,120, as adjusted, are designated as AMTP Shares (1,120 AMTP Shares outstanding and 1,120 AMTP Shares outstanding, as adjusted, respectively)*	$112,000,000	$ 112,000,000

Net assets applicable to Common Shares	$3,687,336,121	$3,686,942,331	**

*	None of these outstanding shares are held by or for the account of the Fund.

Sch B-3

**

Assumes a total of $1,130,000 of the estimated offering costs of the VRRM-MFP Shares’ issuance will be deferred and amortized over the life of the MFP Shares. Assumes a total of $393,790 of the remaining deferred amount of offering costs of the VRDP Shares’ issuance will be expensed.

Asset Coverage:

As provided in the Investment Company Act of 1940, as amended (“1940 Act”), and subject to certain exceptions, the Fund may issue Preferred Shares, including VRRM-MFP Shares, with the condition that immediately after the issuance the value of its assets, less certain ordinary course liabilities, exceeds 200% of the amount of Preferred Shares outstanding. The Statement Supplement and other instruments and agreements to which the Fund is subject place additional restrictions on the ability of the Fund to issue Preferred Shares. The Fund estimates that, based on its capitalization as of October 31, 2021, the Fund’s asset coverage, after giving effect to this offering, will be 284%.

Terms used herein but not defined shall have the respective meanings as set forth in the Preliminary Prospectus.

The issuer has filed a registration statement (including a prospectus dated November 18, 2021) and a preliminary prospectus supplement dated November 18, 2021 with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch B-4